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                                       EXHIBIT 21

                        GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

                                    SUBSIDIARIES


        Company                           State                   Percent Owned
        -------                           -----                   -------------

Gateway Pipeline Co.                      Missouri                     80%

Castex Energy, Inc.                       Texas                        80%


Fort Cobb Oklahoma Irrigation
 Fuel Authority                           Oklahoma                     99%

Shoreham Gathering Company                Nebraska                     80%

Ozark Natural Gas Company                 Missouri                    100%